EXHIBIT 99.1


                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


The following unaudited pro forma consolidated financial information of Cybernet Internet Services International, Inc. (the "Company") for the year ended
December 31, 2001 gives effect to the sale of Cybernet Italia S.p.A. (the "Disposition") as if the Disposition had occurred on January 1, 2001 with respect to the unaudited pro forma consolidated statement of operations, and as at December 31, 2001 for the Disposition with respect to the unaudited pro forma consolidated balance sheet. The unaudited pro forma adjustments described in the notes to the pro forma consolidated balance sheet and statement of operations have been prepared by management in accordance with Regulation S-X of the Securities Exchange Act of 1934.

The unaudited pro forma consolidated statement of operations discloses losses from continuing operations before nonrecurring charges or credits.

The unaudited pro forma consolidated financial information presents management's best estimate of the effects of the Disposition and is presented for illustrative purposes only. This information is not indicative of the operating results and financial position of the Company that would have actually been obtained had the Disposition been consummated as of the dates and for the periods presented, or that may be obtained in the future.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 2001
                             (in thousands of Euros)


                                           CYBERNET       PRO FORMA
                            HISTORICAL   ITALIA S.P.A.   ADJUSTMENTS   PRO FORMA

ASSETS
Cash and cash equivalents       2,735           (254)                     2,481
Restricted cash                 2,743                                     2,743
Short-term investments            149                                       149
Trade accounts receivable       8,903         (3,036)                     5,867
Related party receivables         356         (1,135)          779            -
Other receivables               2,721           (889)                     1,832
Restricted investments         10,567                                    10,567
Prepaid expenses                  574           (316)                       258
Other current assets              947            (92)                       855
                             ---------      ---------     ---------    ---------
Total current assets           29,695         (5,722)          779       24,752
Property and equipment, net    32,653         (5,430)          115       27,338
Product development
  costs, net                      806                                       806
Investments                     2,770                                     2,770
Other assets                    6,048           (312)                     5,736
                             ---------      ---------     ---------    ---------
TOTAL ASSETS                   71,972        (11,464)          894       61,402
                             =========      =========     =========    =========
LIABILITIES AND
  SHAREHOLDERS' DEFICIT
LIABILITIES
  Overdrafts and
    short-term borrowings         170           (170)                         -
  Trade accounts payable       13,155        (15,120)        8,955        6,990
  Other accrued liabilities    11,835         (1,035)                    10,800
  Current portion capital
    lease obligations           1,060           (396)                       664
  Accrued personnel costs       1,848           (380)                     1,468
                             ---------      ---------     ---------    ---------
    Total current liabilities  28,068        (17,101)        8,955       19,922
  Long-term debt              164,573                                   164,573
  Capital lease obligations       435           (337)                        98
                             ---------      ---------     ---------    ---------
                              193,076        (17,438)        8,955      184,593
SHAREHOLDERS' DEFICIT
Common stock                       25                                        25
Additional paid-in capital    127,718                                   127,718
Accumulated deficit          (249,473)         5,974        (8,061)    (251,560)
Accumulated other
  comprehensive income            626                                       626
                             ---------      ---------     ---------    ---------
Total Shareholders' deficit  (121,104)         5,974        (8,061)    (123,191)
                             ---------      ---------     ---------    ---------
TOTAL LIABILITIES AND
  SHAREHOLDERS' DEFICIT        71,972        (11,464)          894       61,402
                             =========      =========     =========    =========




   See accompanying Notes to Unaudited Pro Forma Consolidated Balance Sheet and
                            Statement of Operations.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the year ended December 31, 2001
                   (in thousands of Euros, except share data)


                                           CYBERNET       PRO FORMA
                            HISTORICAL   ITALIA S.P.A.   ADJUSTMENTS   PRO FORMA

Revenues:
  Internet data center
    services                   10,102         (1,274)                     8,828
  Connectivity                 26,817         (4,612)                    22,205
  E-business                    2,158           (627)                     1,531
                             ---------      ---------     ---------    ---------
Total Revenues                 39,077         (6,513)                    32,564
Direct cost of services        25,105         (5,701)                    19,404
                             ---------      ---------     ---------    ---------
Gross margin                   13,972           (812)                    13,160

Operating  expenses:
 Network operations             7,861         (1,603)                     6,258
 General and administrative
   expenses                    18,477         (2,733)                    15,744
 Sales and marketing
   expenses                    10,186         (2,460)                     7,726
 Research and development         365                                       365
 Impairment of assets and
   other asset write-offs      37,110            (67)      (18,790)      18,253
 Depreciation and
   amortization                20,156         (1,495)       (3,713)      14,948
                             ---------      ---------     ---------    ---------
Total operating expenses       94,155         (8,358)      (22,503)      63,294
                             ---------      ---------     ---------    ---------
Operating loss                (80,183)         7,546        22,503      (50,134)
Interest expense              (25,728)           285                    (25,443)
Interest income                 1,477            188                      1,665
Other income                      123                                       123
Foreign currency losses        (6,721)                                   (6,721)
                             ---------      ---------     ---------    ---------
Loss before taxes,
  minority interest and
  equity earnings            (111,032)         8,019        22,503      (80,510)
Income tax expense            (27,678)                                  (27,678)
                             ---------      ---------     ---------    ---------
Loss before equity loss      (138,710)         8,019        22,503     (108,188)
Equity in losses of
  equity investments             (538)                                     (538)
                             ---------      ---------     ---------    ---------
Loss before extraordinary
  items                      (139,248)         8,019        22,503     (108,726)
                             =========      =========     =========    =========
Basic and diluted loss
  per share                     (5.36)                                    (4.18)


   See accompanying Notes to Unaudited Pro Forma Consolidated Balance Sheet and
                            Statement of Operations.

                CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                          AND STATEMENT OF OPERATIONS


(1)     Pro  Forma  Transaction

On April 16, 2002, the Company sold its investment in Cybernet Italia S.p.A. ("Italia") in exchange for $10,000.

(2)     Pro  Forma  Adjustments

The pro forma adjustments include the elimination of the impairment and amortization charges of the goodwill and intangible assets relating to Italia, as well as the write off of the intercompany loans upon the disposition of Italia.

(3)     Unusual  Events

The Company has incurred significant operating losses since inception, and has not achieved and does not expect to achieve sufficient revenues to support future operations without additional financing. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Since inception, the Company has financed its operations primarily through public and private sales of common stock and public debt, and short-term borrowings from banks. These financings have funded the Company's operating losses, which total approximately Euro 249,473,000 for the years from inception through December 31, 2001. The Company's operations continue to generate negative operating cash flows; in the year ended December 31, 2001 cash used in operations totalled approximately Euro 24,259,000. Management believes that planned cost savings and anticipated improvements in operating results in 2002 will reduce the amount of cash used in operations which, when combined with available unrestricted cash as of December 31, 2001, and anticipated new financing sources, will permit the Company to continue to operate. The Company is currently in the process of identifying alternative financing sources, negotiating changes to its debt structure and evaluating its strategic options. However, there are no assurances that these plans can be accomplished or that they will provide sufficient cash to fund the Company's operations.

During the fourth quarter of fiscal 2001, the Company performed an impairment assessment of goodwill and identifiable intangible assets recorded in connection with its various previous acquisitions. The assessment was performed primarily due to the continued depressed value of the Company's stock price during fiscal 2001, the losses that the Company has incurred since inception, the Company's significant underperformance relative to projections and the overall decline in industry growth rates, which indicated that this trend might continue for an indefinite period. The Company determined that the estimated future undiscounted cash flows were below the carrying value of the goodwill and identifiable intangible assets associated with certain previous acquisitions. As a result, the Company recorded Euro 22,022,000 and Euro 6,395,000 for impairment charges related to goodwill and other intangible assets, respectively, in the year ended December 31, 2001 to reduce goodwill and identifiable intangible assets to zero. The assumptions supporting the estimated future undiscounted cash flows reflect management's best estimates.